                                                                  EXHIBIT (g)(2)

                     FIRST AMENDMENT TO CUSTODIAN AGREEMENT

         FIRST AMENDMENT made as of this 1st day of June, 2001 to the CUSTODIAN AGREEMENT, dated October 1, 1999 (the "Agreement") between LSA VARIABLE SERIES TRUST, a business trust organized and registered under the laws of the state of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Trust and the Bank have entered into the Agreement;

         WHEREAS, Section 19 of the Agreement provides that the Agreement may be amended or modified only by a written agreement executed by both parties to the Agreement;

         NOW, THEREFORE, the Trust and the Bank agree to amend the Agreement as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

         2. BANK APPOINTED CUSTODIAN. Section 1 of the Agreement is hereby amended by deleting such Section 1 thereof in its entirety and inserting in lieu thereof the following:

         "BANK APPOINTED AS CUSTODIAN. The Trust hereby appoints the Bank as custodian of the Trust's portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Trust agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties."

         3. APPENDIX B. Appendix B to the Agreement is deleted in its entirety and reserved.

         4. TERM OF AGREEMENT. The first sentence in Section 16 of the Custodian Agreement is hereby amended by replacing the words "The term of this Agreement shall be three years commencing upon the date hereof" with the words "This Agreement shall remain in effect until August 1, 2004"

         5. ADDITIONAL FUNDS. APPENDIX A to the Agreement shall be amended by deleting such APPENDIX A in its entirety and inserting in lieu thereof APPENDIX A as attached hereto.

         6.  MISCELLANEOUS.

         (a) Except as amended hereby, the Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

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

                                              LSA VARIABLE SERIES TRUST

                                              By:     /s/ John R. Hunter
                                                      ----------------------
                                              Name:   John R. Hunter
                                              Title:  President



                                              INVESTORS BANK & TRUST COMPANY



                                              By:     /s/ Andrew M. Nesvet
                                                      ----------------------
                                              Name:   Andrew M. Nesvet
                                              Title:  Senior Director

                                  APPENDIX A

                          LSA VARIABLE SERIES TRUST

                                  FUND LIST

       IBT
     Account                   Fund                                             Adviser
     -------                   ----                                             -------
       255         Focused Equity Fund                             Morgan Stanley Asset Management
       260         Growth Equity Fund                              Goldman Sachs Asset Management
       265         Disciplined Equity Fund                         JP Morgan Investment Management
       270         Value Equity Fund                               Salomon Brothers Asset Management
       275         Balanced Fund                                   OpCap Advisors
       280         Emerging Growth Equity Fund                     RS Investment Management, L.P.
       256         Aggressive Growth Fund                          Van Kampen Investment Advisory Corp.
       257         Mid Cap Value Fund                              Van Kampen Investment Advisory Corp.
       253         Capital Appreciation Fund                       Janus Capital Corp.
       254         Diversified Mid-Cap Fund                        Fidelity Management & Research Co.
       251         Basic Value Fund                                A I M Capital Management, Inc.
       252         Blue Chip Fund                                  A I M Capital Management, Inc.

                                      3